UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2019

Amgen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37702	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks California		91320-1799
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(805) 447-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	AMGN	The Nasdaq Select Market L.L.C.
1.250% Senior Notes Due 2022	AMGN22	New York Stock Exchange
2.000% Senior Notes Due 2026	AMGN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Amgen Inc. (“Amgen”) on August 26, 2019, on August 25, 2019, Amgen entered into an Asset Purchase Agreement (the “APA”), by and between Amgen and Celgene Corporation (“Celgene”). Pursuant to the terms and subject to the conditions set forth in the APA, Amgen will acquire from Celgene certain assets and liabilities associated with the worldwide rights to OTEZLA® (apremilast), a leading oral, non-biologic treatment for chronic inflammatory diseases.

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2019, Amgen entered into Amendment No. 1 to the APA the (“Amendment No. 1”). A copy of Amendment No. 1 is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The material terms of the APA are set forth in the Current Report on Form 8-K filed by Amgen on August 26, 2019.

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to the Asset Purchase Agreement, dated August 25, 2019, by and between Amgen Inc. and Celgene Corporation.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: October 18, 2019	By:	/s/ Jonathan P. Graham
Jonathan P. Graham
Senior Vice President, General Counsel and Secretary